UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

Milagro Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-177534	26-1307173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 500, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 750-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2012, the board of directors of Milagro Oil & Gas, Inc. (the “Company”) promoted Robert D. LaRocque, currently Vice President of Finance and Treasurer and principal financial officer of the Company, to Chief Financial Officer and appointed him principal accounting officer, each effective as of July 1, 2012.

Mr. LaRocque, 56, has served as Vice President of Finance and Treasurer and principal financial officer since October 2010. Prior to joining the Company, Mr. LaRocque served as a Managing Director for Credit Lyonnais from 1997 to 2003, Vice President of Corporate Development for Aquila Energy from 1995 to 1997 and Director of International Finance at Tenneco Gas. Mr. LaRocque earned his undergraduate degree from Queen’s University and his MBA from Dalhousie University.

In connection with his promotion to Chief Financial Officer and appointment as principal accounting officer, Mr. LaRocque’s annual base salary was increased to $240,000 and his annual bonus percentage was increased to up to 100% of his base salary, the amount of such bonus to be determined from time to time in the sole discretion of the board of directors based on the achievement of certain performance criteria. All other elements of his compensation remained the same. For information on his compensation, see “Item 11. Executive Compensation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Milagro Oil & Gas, Inc.

Dated: August 10, 2012	/s/ James G. Ivey
James G. Ivey
President and Chief Executive Officer